Exhibit 10.3

SECURITY AGREEMENT
(All Personal Property and Fixtures)
Borrower/Lessee Grantor

This Security Agreement (together with all amendments, supplements and other modifications, this "Agreement") executed in Hillside, New Jersey, as of this 22nd day of September, 2014, by INB:MANHATTAN DRUG COMPANY, INC.  (together with its permitted successors and assigns, heirs and personal representatives, "Grantor") whose mailing address is 225 Long Ave., Hillside, NJ 07205 to PNC Equipment Finance, LLC ("PNCEF"), with its principal office at 995 Dalton Avenue, Cincinnati, OH 45203.

 1.           Grant of Interest.  Grantor hereby grants to PNCEF a security interest in all of Grantor's right, title and interest in the following property of Grantor (excluding Consumer Goods) wherever located and whether now existing or hereafter acquired or created (collectively, the "Collateral"), including, without limitation:

(a)           all Accounts, all Equipment, all Inventory, all Chattel Paper, all General Intangibles, all Deposit Accounts, all Documents, all Instruments, all Goods, all Fixtures, all Letter-of-Credit Rights, all Supporting Obligations;

(b)           all property, tangible or intangible, in which Grantor now has or hereafter acquires any rights, including, without limitation, all property which now or hereafter is in PNCEF's control (by document of title or otherwise) or possession or is owed by PNCEF to Grantor; and for all of the foregoing Collateral, all books and records, Software, attachments, accessories, replacements, additions and substitutions therefor (whether now or hereafter installed therein or affixed thereto) and all Proceeds thereof.

This Collateral secures the full and prompt payment to PNCEF of all obligations of Grantor to PNCEF, or to any other direct or indirect subsidiary of The PNC Financial Services Group, Inc. (“PNCEF Affiliate”), whether incurred directly or acquired by purchase, pledge, or otherwise and whether participated to or from PNCEF or PNCEF Affiliate in whole or in part, including, without limitation, (a) every such obligation of Grantor whether owing by Grantor alone or with one or more Persons in a joint, several, or joint and several capacity, whether now owing or existing or later arising or created, whether owed absolutely or contingently, whether created by lease, loan, overdraft, guaranty of payment, or other contract, quasi-contract, tort, statute, other operation of law or otherwise and (b) any and all obligations and liabilities of Grantor, whether absolute or contingent, whether now owing or existing or later arising or created, whether evidenced or acquired (including all renewals, extensions, and modifications thereof or substitutions), under (i) any agreement, device or arrangement designed to protect Grantor from fluctuations of interest rates, exchange rates or forward rates, including, but not limited to, dollar-denominated or cross-currency exchange agreements, forward currency exchange agreements, interest rate caps, collars or floors, forward rate currency or interest rate options, puts, warrants, swaps, swaptions, U.S. Treasury locks and U.S. Treasury options, (ii) any other interest rate hedging transactions, such as, but not limited to, managing Grantor's interest rate risk associated with any pending or potential capital market transactions such as fixed rate bond issues and (iii) any and all cancellations, buybacks, reversals, terminations or assignments of any of the foregoing (collectively, the "Subject Obligations").

 2.           Representations and Warranties.  Grantor represents and warrants to PNCEF as follows:

(a)           Existence.  Grantor's legal name is exactly as set forth in the first paragraph of this Agreement.  Grantor is a corporation organized and in good standing under New York law.

(b)           Location.  Grantor's chief executive office is located at 225 Long Ave., Hillside, NJ 07205.  All Goods in which Grantor has any rights are, and for the past five (5) years have been, kept at Grantor's chief executive office and at the locations, if any, set forth on Schedule A hereto.

(c)           Ownership.  Grantor owns all of the presently existing Collateral, free and clear of any and all adverse claims, assignments, attachments, leases, mortgages, security interests or other liens of any kind or nature ("Encumbrances") except those in favor of PNCEF and those consented to in writing by PNCEF (collectively, the "Permitted Encumbrances").  Each Encumbrance granted hereby, when duly and properly perfected, will be a first priority security interest in the Collateral, prior to all Encumbrances except for Permitted Encumbrances and will secure the payment of the Subject Obligations.  There exists no default under any Collateral consisting of Instruments or contracts by any party thereto.

(d)           Authority; No Consent.  Grantor has all right, power and authority to enter into and deliver this Agreement and grant to PNCEF the Encumbrances on the Collateral.  This Agreement is a valid obligation of Grantor, enforceable in accordance with its terms.  No consent, authorization, approval or other action of any third party is required for the grant by Grantor of the Encumbrances hereunder.

 3.           Covenants.

(a)           No Transfer or Encumbrance.  Grantor agrees that it will not, without in each case obtaining PNCEF's prior written consent, (i) sell, lease, transfer or otherwise dispose of all or any part of the Collateral or license any of the Collateral except as otherwise permitted herein, or (ii) grant any Encumbrances in or permit any Collateral to be or become subject to any Encumbrance except for Permitted Encumbrances.  Grantor shall comply with all applicable laws, rules and regulations related to the Collateral.  Grantor agrees to join PNCEF to take all steps necessary to preserve, protect and defend PNCEF's security interest in the Collateral, at Grantor's expense, as PNCEF may from time to time require.

(b)           Insurance.  Grantor will keep the Collateral consisting of Inventory, Equipment, Goods and Fixtures insured with such insurers, in such amounts and against all risks to which they may be exposed, as each shall be reasonably acceptable to PNCEF, which policies shall name PNCEF as an additional insured and shall contain satisfactory loss payable clauses in favor of PNCEF and contain insurer's agreement that any loss thereunder shall be payable to PNCEF notwithstanding any action, inaction, or breach of representation or warranty by Grantor.  Annually and upon PNCEF's request, Grantor will deliver to PNCEF certificates evidencing such policies and, upon request, include copies of such policies.  Grantor hereby assigns to PNCEF any returned or unearned premium due upon cancellation of any such insurance and directs any insurer to pay to PNCEF all amounts so due.  Each policy for liability insurance shall provide for all losses to be paid on behalf of Grantor and PNCEF as their interests may appear and each policy for property damage shall provide for losses to be paid to PNCEF.  All amounts received by PNCEF in payment of insurance losses or returned or unearned premiums may, at PNCEF's option, be applied either to the Subject Obligations (with such allocation as to item and maturity as PNCEF may deem advisable) or to the repair, replacement or restoration of the Collateral or either thereof.

(c)           Inspection.  Grantor will at all times keep accurate and complete records of the Collateral.  PNCEF and its agents shall have the right at all reasonable times to examine and inspect the Collateral and to make extracts from the books and records related to the Collateral, and to examine, appraise and protect the Collateral.

(d)           Preservation of Collateral; Risk of Loss.  The Collateral shall remain personal property at all times and shall not be affixed.  Grantor will maintain the Collateral in good condition and repair, ordinary wear and tear excepted.  Grantor will pay promptly all taxes, levies and all costs of repair, maintenance and preservation.  Grantor bears the risk of loss of the Collateral.

(e)           Merger; Consolidation.  Grantor will preserve its existence and will not, in one transaction or in a series of related transactions, merge into or consolidate with any other entity.

(f)           Notice.  Grantor agrees to give PNCEF:

(i)           not less than thirty (30) days' prior written notice of any change in Grantor's name, in the location of its chief executive office or personal residence, or any other information provided under subsection 2(a) or of any other change in circumstances which affects or may affect the continuing efficacy of any financing statement filed by Grantor and PNCEF, or the continuing status of PNCEF's security interest as the first and prior lien on the Collateral,

(ii)           immediate written notice if any third party claims any Encumbrance on any of the Collateral or claims that Grantor's use thereof infringes or unlawfully conflicts with any rights of such party, and

(iii)           from time to time, upon PNCEF's request, statements and schedules further identifying and describing the Collateral, in form and substance satisfactory to PNCEF.

(g)           Further Assurances.  Grantor agrees to execute and deliver from time to time upon request of PNCEF such other instruments of assignment, conveyance and transfer and take such other action as PNCEF may reasonably request for the purpose of perfecting, continuing, amending, protecting or further evidencing the arrangements contemplated hereby or to enable PNCEF to exercise and enforce its rights and remedies hereunder.  Grantor will, at Grantor's expense, upon each request of PNCEF (i) file and hereby authorizes PNCEF to file, from time to time, financing statements or other Records in such public offices as PNCEF may require, together with continuation statements thereof and amendments thereto, containing, among other things, (A) a collateral description of "all personal property and assets" of Grantor or such other description of the Collateral as PNCEF may require, whether expanded or reduced, (B) an indication of any Agricultural Liens or other statutory liens held by PNCEF, and (C) Grantor's federal taxpayer identification number, social security number and/or state organizational number, if any, and any other identifying information as PNCEF may require, (ii) place a legend on all Chattel Paper indicating that PNCEF has a security interest in such Chattel Paper, (iii) where the Collateral is in the possession of a third party, join with PNCEF in notifying the third party of PNCEF's security interest and obtaining an acknowledgement from the third party that it is holding the Collateral for the benefit of PNCEF, (iv) if the Collateral is an Instrument, Chattel Paper or Collateral that requires possession to perfect PNCEF's lien thereon or the possession of which grants priority over a person filing a financing statement with respect thereto, deliver such Collateral to PNCEF, (v) execute control agreements in form and substance satisfactory to PNCEF evidencing PNCEF's control with respect to Collateral, the control of which perfects PNCEF's security interest therein, and (vi) comply with every other requirement deemed necessary by PNCEF for the perfection of its security interest in the Collateral. Without diminishing or impairing any of Grantor's obligations hereunder, a photographic, electronic or other reproduction of this Agreement shall be sufficient as a financing statement.

 4.           Provisions Applicable to Accounts.

(a)           Unless and until PNCEF shall have made demand upon Account Debtors to make their payments directly to PNCEF, Grantor shall have the right in the ordinary course of business to collect the Accounts and to grant such waivers and consents to, and to enter into such compromises with, and otherwise deal with Account Debtors in respect of the Accounts as Grantor in good faith may from time to time deem advisable.

(b)           Grantor will provide PNCEF immediate written notice whenever any Account (i) arises out of a contract with or order from the United States of America or any department, agency or instrumentality thereof or (ii) does not take the form of an "account" and is evidenced by a promissory note, letter of credit, lease or any similar instrument, Chattel Paper or General Intangible.

(c)           PNCEF may arrange for verification of Accounts with Account Debtors.

(d)           At any time and from time to time by giving prior written notice to Grantor, PNCEF shall have the right to:

(i)           enforce all of Grantor's rights against Account Debtors, including, without limitation, instructing Account Debtors, at Grantor's expense, to make their payments directly to PNCEF; and

(ii)           require Grantor to instruct Account Debtors to mail their payments to a post office lockbox which PNCEF shall maintain at Grantor's expense and to which only PNCEF shall have access and control.  If Grantor shall receive any payment on such Account, it will hold the amount so received in trust for the benefit of PNCEF and promptly remit it to PNCEF in the form received with necessary endorsements.

(e)           All payments received by PNCEF in respect of the Accounts shall be deposited either to (i) any of Grantor's general checking accounts with PNCEF or (ii) a cash collateral account which shall bear no interest and over which PNCEF shall have sole dominion and control and from which only PNCEF may withdraw funds, whichever option PNCEF shall from time to time elect by giving Grantor written notice thereof.  PNCEF shall have no responsibility to determine if payment is the correct amount owing.  Each such deposit shall be subject to PNCEF's general rules and regulations except to the extent, if any, inconsistent with this Agreement.

(f)           PNCEF may withdraw all funds from the cash collateral account as are from time to time "collected."  All funds so withdrawn shall be applied to the payment of the Subject Obligations with such allocation as to item and maturity as PNCEF in its discretion may deem advisable (except that so long as no Event of Default exists or no demand has been made, PNCEF shall not apply any such withdrawal to any Subject Obligations that is not then due and payable without first obtaining Grantor's consent).  If any funds so withdrawn and applied are recovered from PNCEF by any trustee in bankruptcy or anyone else or are discovered not to have been "collected" and collection thereof is denied to PNCEF, PNCEF shall reverse any such application to the extent the funds are recovered from or not collected by PNCEF.  PNCEF in its discretion may from time to time release to Grantor (or to Grantor's order) all or any of the funds then held in the cash collateral account, but no such release or releases shall commit PNCEF thereafter to make any further or other such releases.

(g)           Grantor irrevocably authorizes and directs each Account Debtor to honor any demand by PNCEF that all payments in respect of the Accounts thereafter be paid directly to PNCEF.  In each such case Account Debtor may continue directing all such payments to PNCEF until Account Debtor shall have received written notice from PNCEF either that the Subject Obligations has been paid in full or that PNCEF has released its security interest.  No Account Debtor shall have any responsibility to inquire into PNCEF's right to make any such demand or to follow PNCEF's disposition of any moneys paid to PNCEF by Account Debtor.

(h)           PNCEF may enforce payment, at Grantor's expense, of the Accounts by suit or otherwise (at Grantor's expense), but PNCEF shall have no duty to institute any suit or to take any other action to enforce the Accounts (or take action against or realize on any security therefor) or, having started any such suit or action, thereafter to continue the same.  PNCEF shall have full power and authority to execute and deliver such vouchers and receipts in respect of the Accounts, such endorsements of checks and such other writings in respect of the foregoing as PNCEF may from time to time deem advisable and shall have full power and authority to sign Grantor's signature to all such vouchers, receipts, endorsements and other writings whenever PNCEF deems such action advisable.

 5.           Provisions Applicable to Inventory.

(a)           Grantor shall not sell, transfer or otherwise dispose of all or any part of the Inventory; provided, however, that so long as no Event of Default exists or PNCEF has not made demand, Grantor shall have the right, in the ordinary course of business, to process and sell Inventory in arm's-length transactions; provided, however, that Grantor shall immediately deposit the proceeds thereof into the cash collateral account, if any then exists, or if none then exists, to any of Grantor's general checking accounts with PNCEF; and

(b)           Grantor shall not permit any Inventory to be evidenced by any warehouse receipt or other document of title (other than any bill of lading or similar document covering merchandise that has been sold in the ordinary course of business) or by any lease, conditional sales agreement or other Chattel Paper of any kind.

 6.           Provisions Applicable to Motor Vehicles.  If any part of the Collateral shall be a motor vehicle for which a certificate of title may or must be issued, Grantor shall deliver to PNCEF (together with any other documentation requested by PNCEF), promptly after such certificate of title is issued to Grantor, the certificate of title together with such other documentation requested by PNCEF appropriately executed by Grantor so that PNCEF may cause its Encumbrance to be noted on the certificate of title by the appropriate authorities.

 7.           Additional Authorizations.  PNCEF is hereby appointed Grantor's attorney-in-fact to make adjustments of all insurance losses, to sign all applications, receipts, releases and other papers necessary for the collection of any such loss and any return or unearned premium, to execute proofs of loss, to make settlements, to endorse and collect any check or other item payable to Grantor issued in connection therewith, and to apply the same to the Subject Obligations.

 8.           Remedies.  If any Event of Default occurs or after demand is made by PNCEF, PNCEF has the right, at its option at any time and from time to time, without notice to Grantor to exercise the following rights and remedies which may be exercised simultaneously:

(a)           PNCEF shall have full power and right to exercise any and all rights and remedies available at law (including, without limitation, those afforded by the UCC) or in equity to collect, enforce or satisfy any of the Subject Obligations and exercise any or all of the rights and remedies in respect of the Collateral, including, without limitation, those provided herein or in any Related Writing.

(b)           PNCEF may enter any premises where the Collateral is located, and take possession of the Collateral or remove the Collateral from such premises.  On PNCEF's demand, Grantor will assemble and make the Collateral available to PNCEF at such place or places as PNCEF may reasonably require, all at Grantor's expense.

(c)           PNCEF may attach, execute or levy on any of the Collateral.

(d)           PNCEF may take over, collect and demand payment of all of Grantor's Accounts.

(e)           PNCEF may endorse in Grantor's name any checks, drafts, orders, notes or other instruments payable to Grantor which Grantor or PNCEF may receive in connection with the Collateral.  PNCEF shall also have the right to settle, adjust and compromise all present and future claims arising out of the Collateral.

(f)           PNCEF may retain, take control of or manage all or any Collateral.

(g)           PNCEF may do all acts and things necessary, in PNCEF's sole discretion, to fulfill Grantor's obligations under the Related Writings.

(h)           PNCEF shall have the right to sell, transfer or otherwise dispose of all or any of the Collateral at any time, or from time to time.  PNCEF shall give Grantor commercially reasonable prior notice of either the date after which any intended private sale is to be made or the time and place of any intended public sale, provided that PNCEF need give no such notice in the case of Collateral which PNCEF determines to be declining speedily in value or which is customarily sold on a recognized market.  Grantor waives advertisement of any such sale and (except only to the extent notice is specifically required by the next preceding sentence) waives notice of any kind in respect of such sale.  PNCEF shall have the right to conduct such sales on Grantor's premises, without charge therefor, and such sales may be adjourned from time to time in accordance with applicable law without further requirement of notice to Grantor.  At any public sale PNCEF may purchase the Collateral or any part thereof free from any right of redemption, which right Grantor hereby waives.  After deducting all expenses and attorneys' fees incurred in assembling, taking, repairing, storing and selling and delivering the Collateral or any part thereof, PNCEF may apply the net proceeds of the sale to the Subject Obligations with such allocation as to item and maturity as PNCEF in its sole discretion deems advisable, and shall refund the surplus, if any, to Grantor, who shall be liable for any deficiency.  PNCEF may sell or otherwise dispose of the Collateral without giving any warranties as to the Collateral and may specifically disclaim any warranties of title or the like, any or all of which will not be considered adversely to affect the commercial reasonableness of any sale or other disposition of the Collateral.  Grantor permits PNCEF to disclaim all representations and warranties provided under the UCC in any foreclosure sale contracts.

 9.           Indemnity; Fees and Expenses.  Grantor agrees to indemnify PNCEF from and against any and all claims, losses, and liabilities, except claims, losses, or liabilities resulting from PNCEF's gross negligence or willful misconduct.  Grantor will reimburse PNCEF, on demand, for any and all fees, costs, and expenses (including, without limitation, reasonable attorneys' fees) incurred by PNCEF prior to trial, at trial and at all post trial and appellate proceedings, including post petition fees incurred in a bankruptcy or similar insolvency or liquidation proceeding, whether or not suit be brought, in (a) administration of this Agreement, (b) custody, preservation, sale, use, collection or realization of the Collateral, (c) protection or enforcement of its rights in the Collateral or under this Agreement including, without limitation, uniform commercial code searches, judgment and tax lien searches for Grantor and each guarantor of the Subject Obligations, recordation taxes, documentary stamp taxes, transfer taxes and filing and recording fees or (d) failure of Grantor to perform or observe any provisions hereof.

10.           PNCEF May Perform.  If Grantor fails to perform any agreement contained herein, PNCEF may itself perform (but is not required to perform) or cause performance of, such agreement, and the expenses of PNCEF incurred in connection therewith shall be payable by Grantor upon PNCEF's demand.  If Grantor does not reimburse PNCEF, such amounts paid will become part of the Subject Obligations and will be secured hereunder.  The powers conferred on PNCEF hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers.

11.           Notices.  Each notice to Grantor shall be in writing and shall be deemed to have been given or made when sent to Grantor, by certified mail, return receipt requested, or nationally recognized overnight courier service to the address of Grantor set forth herein or at such other address as Grantor may furnish to PNCEF from time to time.  Every notice to PNCEF shall be effective when delivered to PNCEF at its office (at the address set forth above) or at such other address as PNCEF may furnish to Grantor.  Grantor assumes all risks arising out of or in connection with each notice given hereunder.

12.           Definitions.  As used in this Agreement, the following terms shall have the following meanings:  (a) "Event of Default" means any event of default as defined and occurring under any Related Writing; (b) "Record" means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form; (c) "Related Writing" means a Record of any kind that (i) evidences the Subject Obligations or pursuant to which any Subject Obligations is issued, (ii) evidences any Collateral or any interest therein or Proceeds thereof or which otherwise relates thereto in any manner and includes, without limitation, any warehouse receipt, bill of lading, certificate or affidavit, assignment, endorsement, trust receipt, contract of sale, lease, invoice or check, or (iii) is a financial statement, audit report, opinion, notice, certificate or other Record of any kind that is furnished to PNCEF by Grantor or by any officer, partner, employee, agent, auditor or counsel of Grantor; and (d) "UCC" means the Uniform Commercial Code as currently in effect in the jurisdiction as indicated in Section 13 hereof and as the Uniform Commercial Code may hereafter be amended, adopted and effective in such jurisdiction.  All terms used in this Agreement which are defined under the UCC and not otherwise defined herein, including, without limitation, all terms relating to the Collateral, shall have the meaning as set forth in the UCC.

13.           General Provisions.  The provisions of this Agreement shall be binding upon the successors, assigns, heirs and personal representatives of the parties hereto.  No single or partial exercise of any right, power or privilege shall preclude any further or other exercise thereof or of any other right, power or privilege, as each such right, power or privilege may be exercised either independently or concurrently with others and as often and in such order as PNCEF may deem expedient.  This Agreement contains the entire security agreement between Grantor and PNCEF and may be in addition to other security agreements executed by Grantor in favor of PNCEF.  If any one or more of the provisions hereof should be invalid, illegal or unenforceable in any respect, the finding shall only affect the provisions found to be void and the remaining provisions shall not be impaired.  No course of dealing in respect of, nor any omission or delay in the exercise of, any right, power or privilege by PNCEF under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any further or other exercise thereof or of any other right, power or privilege, as each such right, power or privilege may be exercised either independently or concurrently with others and in such order as PNCEF may deem expedient.  The provisions of this Agreement may be modified, altered or amended only by written agreement signed by PNCEF and Grantor.  PNCEF shall be entitled to equitable remedies with respect to each breach of any provision of this Agreement, and Grantor hereby waives any defense that might be asserted to bar any such equitable remedy.  PNCEF shall have the right to apply proceeds and payments in respect of the Subject Obligations with such allocation to the respective parts thereof and the respective due dates thereof as PNCEF in its sole discretion may from time to time deem advisable.  Each right, power or privilege is in addition to and not in limitation of any other rights, powers and privileges that PNCEF may otherwise have or acquire by operation of law (including, without limitation, the right of offset), by other contract or otherwise.  This Agreement shall be governed by the laws of the State of New Jersey without regard to its conflicts of law provisions that would give effect to the laws of another jurisdiction.

14.           Counterparts; Facsimile Signatures; Non-Paper Records.  This Agreement may be signed or otherwise authenticated in any number of counterparts and by different parties to this Agreement on separate counterparts, each of which, when so authenticated, shall be deemed an original, but all such counterparts shall constitute one and the same Agreement.  Any signature or other authentication delivered by facsimile or electronic transmission shall be deemed to be an original signature hereto.  Each party who signs or otherwise authenticates this Agreement hereby (a) agrees that PNCEF may create a duplicate of this Agreement by storing an image of it in an electronic or other medium (a "Non-Paper Record"); (b) agrees that, after creating the Non-Paper Record, PNCEF may discard or destroy the original in reliance on this paragraph; (c) agrees that the Non-Paper Record and any perceivable form of the Non-Paper Record shall be treated as the original for all purposes; and (d) expresses its present intent to adopt and accept the Non-Paper Record as an authenticated record of this Agreement.  This Agreement, when signed or authenticated pursuant to this section, shall be evidence of the existence of this Agreement and may be received in all courts and public places as conclusive evidence of the existence of this Agreement and that this Agreement was duly executed by the parties of this Agreement.

15.           Defeasance.  PNCEF's security interest in the Collateral shall remain in effect in accordance with this Agreement until the Subject Obligations has been fully satisfied and shall not be affected by the lapse of time or by the fact that there may be a time or times when no Subject Obligations is outstanding.  If and when PNCEF's security interest shall have terminated in accordance with the provisions of this Agreement, Grantor agrees to pay to PNCEF, on demand, an amount equal to all reasonable costs and expenses incurred by PNCEF in terminating its security interests or in notifying Account Debtors of any such termination.

16.           Jurisdiction and Venue; Waiver of Jury Trial.  Grantor and PNCEF, to the fullest extent permissible under applicable law, and for all purposes of this Agreement and any Related Writing, each hereby irrevocably submits to the nonexclusive jurisdiction of the state or federal courts sitting in the State of New Jersey, and irrevocably waives any objection to venue in any such court.  GRANTOR HEREBY, AND EACH HOLDER OF THIS AGREEMENT, BY TAKING POSSESSION THEREOF, KNOWINGLY AND VOLUNTARILY WAIVES JURY TRIAL IN RESPECT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY RELATED WRITING.  EACH HEREBY CERTIFIES THAT THE FOREGOING JURY WAIVER IS A MATERIAL INDUCEMENT TO PNCEF TO ENTER INTO THE TRANSACTION EVIDENCED BY THIS AGREEMENT, AND EACH OF THEM CERTIFIES THAT NO REPRESENTATIVE OF THE OTHER HAS REPRESENTED (EXPRESSLY OR OTHERWISE) THAT THE OTHER WOULD NOT OR MIGHT NOT ENFORCE THIS JURY WAIVER.

This Agreement is executed as of the date first written above, with the intent to be legally bound hereby.

                                                                                  Grantor:  INB:MANHATTAN DRUG COMPANY, INC.

                                                                  By:  /s/ Dina L. Masi    (SEAL)

                                                                                 Name: Dina L. Masi

                                                                                 Title: Chief Financial Officer

SCHEDULE A

ADDITIONAL COLLATERAL LOCATIONS (subsection 2(b))

Street Address	County or Parish	State
201 Route 22 West, Hillside	Union	New Jersey
225 Long Ave, Bldg 15, Hillside	Union	New Jersey